Exhibit 99.1

Duke Energy Media contact: Meredith Archie

24-Hour: 800.559.3853

Duke Energy Analyst contact: Jack Sullivan

980.373.3564

GIC Media contact: Katy Conrad

212.856.2407

Sept. 8, 2021

Duke Energy and GIC close first phase of minority investment in Duke Energy Indiana

▪	GIC acquires 11.05% minority interest in Duke Energy Indiana for $1.025 billion in first of two-phase closing; will ultimately acquire 19.9% minority interest for $2.05 billion

▪	Transaction addresses Duke Energy’s equity needs in five-year plan, helps fund company’s $59 billion capital plan focused on clean energy investments

▪	Duke Energy to remain majority owner and sole operator of DEI

CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced it has completed the first of a two-phase sale transaction with GIC, receiving cash proceeds of $1.025 billion in exchange for an 11.05% minority interest sale of Duke Energy Indiana (DEI), a subsidiary of Duke Energy, to an affiliate of GIC Private Limited, Singapore’s sovereign wealth fund and an experienced investor in U.S. infrastructure.

Under the previously announced agreement, GIC will acquire a 19.9% indirect minority interest in Duke Energy Indiana for a total purchase price of $2.05 billion in two separate phases. Proceeds from this transaction will help fund the company’s $59 billion capex plan and satisfy all equity capital raising needs through 2025. Duke Energy has the discretion to determine the timing of the second closing, but it will occur no later than January 2023.

“We are pleased to have GIC as a long-term investor in DEI, underscoring the value and growth potential of our Indiana operations,” said Lynn Good, Duke Energy’s chair, president and chief executive officer. “This transaction will allow us to accelerate our clean energy strategy across our regulated utilities and continue delivering sustainable value to our customers, communities and investors.”

“Our commitment to Indiana is strong and steady. This partnership with GIC reflects the extraordinary value Duke Energy and its employees have and will continue to create here in Indiana,” said Stan Pinegar, DEI state president. “Delivering safe, reliable, affordable and increasingly cleaner energy to our customers and serving our communities is our top priority.”

Ang Eng Seng, GIC’s Chief Investment Officer of Infrastructure, said, “As a long-term investor, GIC strongly believes that companies focused on meaningful sustainability practices will create better risk-adjusted returns over the long term. We are committed to actively engaging with Duke Energy’s management team to support their clean energy transition goals and build long-term sustainable value.”

Transaction structure

GIC is investing in an intermediate holding company of which DEI is a wholly owned subsidiary. In connection with the completion of the sale, GIC has received certain limited rights commensurate with its minority stake.

The transaction received approval from the Federal Energy Regulatory Commission (FERC) and the Committee on Foreign Investment in the United States (CFIUS).

J.P. Morgan Securities LLC served as Duke Energy's lead financial advisor, and Centerview Partners also served as a financial advisor. Skadden, Arps, Slate, Meagher & Flom LLP served as Duke Energy’s legal advisor.

Barclays served as GIC’s exclusive financial advisor. Sidley Austin LLP served as GIC’s lead legal advisor alongside Steptoe & Johnson LLP and Ice Miller LLP.

Duke Energy

Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 7.9 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 51,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,500 people.

Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities – with goals of at least a 50 percent carbon reduction by 2030 and net-zero carbon emissions by 2050. The company is a top U.S. renewable energy provider, on track to own or purchase 16,000 megawatts of renewable energy capacity by 2025. The company also is investing in major electric grid upgrades and expanded battery storage, and exploring zero-emitting power generation technologies such as hydrogen and advanced nuclear.

Duke Energy was named to Fortune’s 2021 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

About GIC

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, we take a long-term, disciplined approach to investing, and are uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. Our long-term approach, multi-asset capabilities, and global connectivity enable us to be an investor of choice. We seek to add meaningful value to our investments. Headquartered in Singapore, we have a global talent force of over 1,800 people in 10 key financial cities and have investments in over 40 countries. For more information, please visit gic.com.sg or follow us on LinkedIn.

Non-GAAP Reconciliation

Duke Energy Corporation’s (Duke Energy) materials for the GIC Investment in Duke Energy Indiana include a reference to the forecast 2021 adjusted EPS guidance range of $5.00 to $5.30 per share, with a midpoint of approximately $5.15 per share. The materials also reference the long-term range of annual growth of 5%-7% off the midpoint of the 2021 adjusted EPS guidance range, revised up from 4%-6%. The forecast adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders, adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance.

Management believes the presentation of adjusted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted EPS is reported basic EPS available to Duke Energy Corporation common stockholders. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our 2019 Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and available at the SEC’s website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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